EXHIBIT 11
                  U S WEST COMMUNICATIONS GROUP
             Computation of Earnings Per Common Share
             (In Thousands, Except Per Share Amounts)

                                              Three Months Ended
                                                   June 30,
                                               1996        1995*
EARNINGS PER COMMON SHARE (1)                ---------  ----------
Net income for per share calculation          $323,958    $292,586
                                            ==========  ==========

Weighted average common shares outstanding     476,803     470,414
                                            ==========  ==========

Earnings per common share                        $0.68       $0.62
                                            ==========  ==========

                                               Six Months Ended
                                                   June 30,
                                               1996        1995*
EARNINGS PER COMMON SHARE (1)                ---------  ----------
Income before cumulative effect of
  change in accounting principle              $618,253    $607,852

Cumulative effect of change in
  accounting principle - net of tax             34,158        -
                                            ----------  ----------
Net income for per share calculation          $652,411    $607,852
                                            ==========  ==========

Weighted average common shares outstanding     475,929     469,490
                                            ==========  ==========

Income before cumulative effect of
  change in accounting principle                 $1.30       $1.29

Cumulative effect of change in
  accounting principle - net of tax               0.07        -
                                            ----------  ----------
Earnings per common share                        $1.37       $1.29
                                            ==========  ==========

<F1>
* Pro forma
<F2>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 has been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

EXHIBIT 11
                 U S WEST COMMUNICATIONS GROUP
            Computation of Earnings Per Common Share
            (In Thousands, Except Per Share Amounts)

                                               Three Months Ended
                                                   June 30,
EARNINGS PER COMMON AND COMMON                 1996        1995*
  EQUIVALENT SHARE: (1)                      ---------  ----------
Net income for per share calculation          $323,958    $292,586
                                            ==========  ==========

Weighted average common shares outstanding     476,803     470,414
Incremental shares from assumed
  exercise of stock options                      1,658         612
                                            ----------  ----------
     Total common shares                       478,461     471,026
                                            ==========  ==========
Earnings per common and common
  equivalent share                               $0.68       $0.62
                                            ==========  ==========

                                               Six Months Ended
                                                   June 30,
EARNINGS PER COMMON AND COMMON                 1996        1995*
  EQUIVALENT SHARE: (1)                      ---------  ----------
Income before cumulative effect of
  change in accounting principle              $618,253    $607,852
Cumulative effect of change in
  accounting principle - net of tax             34,158        -
                                            ----------  ----------
Net income for per share calculation          $652,411    $607,852
                                            ==========  ==========

Weighted average common shares outstanding     475,929     469,490
Incremental shares from assumed
  exercise of stock options                      1,721         515
                                            ----------  ----------
     Total common shares                       477,650     470,005
                                            ==========  ==========
Income before cumulative effect of
  change in accounting principle                 $1.29       $1.29
Cumulative effect of change in
  accounting principle - net of tax               0.07        -
Earnings per common and common              ----------  ----------
  equivalent share                               $1.36       $1.29
                                            ==========  ==========

<F1>
* Pro forma
<F2>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 has been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

EXHIBIT 11
                  U S WEST COMMUNICATIONS GROUP
             Computation of Earnings Per Common Share
             (In Thousands, Except Per Share Amounts)

                                              Three Months Ended
                                                   June 30,
EARNINGS PER COMMON SHARE - ASSUMING           1996        1995*
   FULL DILUTION: (1)                        ---------  ----------
Net income                                    $323,958    $292,586

Interest on Convertible Liquid Yield
  Option Notes (LYONS)                           3,137       3,074
                                            ----------  ----------
Adjusted net income for per
  share calculation                           $327,095    $295,660
                                            ==========  ==========


Weighted average common shares outstanding     476,803     470,414

Incremental shares from assumed
  exercise of stock options                      1,658         664
Shares issued upon conversion of LYONS           9,620       9,876
                                            ----------  ----------
     Total common shares                       488,081     480,954
                                            ==========  ==========

Earnings per common share -
  assuming full dilution                         $0.67       $0.61
                                            ==========  ==========

<F1>
* Pro forma
<F2>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 has been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

EXHIBIT 11
                  U S WEST COMMUNICATIONS GROUP
             Computation of Earnings Per Common Share
             (In Thousands, Except Per Share Amounts)

                                               Six Months Ended
                                                   June 30,
EARNINGS PER COMMON SHARE - ASSUMING           1996        1995*
   FULL DILUTION: (1)                        ---------  ----------
Income before cumulative effect of
  change in accounting principle              $618,253    $607,852

Interest on Convertible Liquid Yield
  Option Notes (LYONS)                           6,299       6,119
                                            ----------  ----------
Adjusted income before cumulative effect
  of change in accounting principle            624,552     613,971

Cumulative effect of change in
  accounting principle - net of tax             34,158        -
                                            ----------  ----------
Adjusted net income for per
  share calculation                           $658,710    $613,971
                                            ==========  ==========


Weighted average common shares outstanding     475,929     469,490

Incremental shares from assumed
  exercise of stock options                      1,722         668
Shares issued upon conversion of LYONS           9,627       9,885
                                            ----------  ----------
     Total common shares                       487,278     480,043
                                            ==========  ==========

Adjusted income before cumulative effect
  of change in accounting principle              $1.28       $1.28

Cumulative effect of change in
  accounting principle - net of tax               0.07        -
Earnings per common share -                 ----------  ----------
  assuming full dilution                         $1.35       $1.28
                                            ==========  ==========

<F1>
* Pro forma
<F2>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 has been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.